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Exhibit 99.1
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FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------                                               Nasdaq-ACTT
May 22, 2001


              ACT TELECONFERENCING CEO'S MESSAGE TO SHAREHOLDERS
                  AND ANALYSTS TO BE HELD MAY 22 IN AMSTERDAM

DENVER and AMSTERDAM -- ACT Teleconferencing, Inc. (Nasdaq-ACTT), a full-service global provider of audio, video, data and Internet conferencing products and services, today announced it will present a CEO's Message to Shareholders and Analysts following the Company's Annual Board of Director's Review Meeting on May 22 in Amsterdam.

The message will be broadcast live at 8 a.m. Mountain Time, 10 a.m. Eastern Time, 4 p.m. local Netherlands time, and can be accessed via telephone in North America at 1-888-571-5411 (toll-free), or internationally at +31 (0) 20-201-3223, reservation code 25502, or via the Internet during or after the meeting at http://www.acttel.nl/act/bod/annual.html. For a replay of this
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conference on ACT's ActionReplaySM service from May 22 (one hour after end of conference) through July 15, please call +31 (0) 20-305-8714. Use pass code
25502.

In making the announcement, ACT Chairman Gerald D. Van Eeckhout, said, "We are very proud of our achievements and hope that all existing and potential shareholders can join us as we review our accomplishments and look ahead to new developments. With approximately 30% of our shareholder base in Europe, we felt it was appropriate to hold a presentation there this year. The meeting will also commemorate the fifth anniversary of the opening of ACT's Netherlands office."

Full details of this presentation have been filed with the Securities and Exchange Commission on Form 8K. ACT will hold its Annual Shareholder Meeting on Thursday, June 28, at the Company's headquarters in Golden, Colo.

Established in 1990, ACT Teleconferencing, Inc. is an independent provider of audio, video, data and Internet conferencing products and services to corporations, educational organizations and governmental entities worldwide. The Company's operations have grown from the original single location in Denver to 13 service delivery centers and sales offices in 10 countries. ACT's headquarters are located in Denver with sales and service delivery centers in New Jersey, Dallas, Denver, Toronto, Ottawa, London, Paris, Brussels, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney and Adelaide. The Company's Internet address is www.acttel.com.
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Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT.
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                                    CONTACTS:

ACT Teleconferencing, Inc.                  Pfeiffer High Public Relations, Inc.
Gavin Thomson, CFO and Vice Chairman                 KC Ingraham or Marci Decker
Liza Rygg, Global IR-Marcom Specialist                          Ph: 303/393-7044
Ph: 303/235-9000                                     E-mail: kc@pfeifferhigh.com
E-mail: lrygg@corp.acttel.com                                -------------------
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